UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2008
Clear Channel Communications, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-09645 (Commission File Number)	74-1787539 (IRS Employer Identification No.)

200 East Basse Road San Antonio, Texas (Address of principal executive offices)		78209 (Zip Code)
Registrant’s telephone number, including area code: (210) 822-2828
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On March 14, 2008, Clear Channel Communications, Inc. (the “Company”) issued a press release announcing the completion of the sale of its Television Group, as described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1.
Item 8.01 Other Events.
     On March 14, 2008, the Company completed the previously announced sale (the “Sale”) of its Television Group to Newport Television, LLC for $1.1 billion, subject to certain closing items including proration of expenses and adjustments for working capital. In connection with the completion of the Sale, certain subsidiaries of the Company entered into Amendment No. 1 to Asset Purchase Agreement (the “Amendment”), dated March 14, 2008, by and among Clear Channel Broadcasting, Inc., ABO Broadcasting Operations, LLC, Ackerley Broadcasting Fresno, LLC, AK Mobile Television, Inc., Bel Meade Broadcasting, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, CCB Texas Licenses, L.P., Central NY News, Inc., Citicasters Co., Clear Channel Broadcasting Licenses, Inc., Clear Channel Investments, Inc. (collectively, the “Sellers”) and Newport Television, LLC (formerly known as TV Acquisition, LLC), an affiliate of Providence Equity Partners Inc. (the “Buyer”).
     The Amendment amends the Asset Purchase Agreement, dated as of April 20, 2007, by and among the Sellers and the Buyer, by (i) adjusting the purchase price to $1.1 billion, subject to certain closing items, (ii) adjusting the target net working capital to $132.5 million, (iii) adjusting the closing date for the Sale and (iv) making certain other nonmaterial amendments.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 2.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Amendment No. 1 to Asset Purchase Agreement, dated March 14, 2008, by and among Clear Channel Broadcasting, Inc., Ackerley Broadcasting Operations, LLC, Ackerley Broadcasting Fresno, LLC, AK Mobile Television, Inc., Bel Meade Broadcasting, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, CCB Texas Licenses, L.P., Central NY News, Inc., Citicasters Co., Clear Channel Broadcasting Licenses, Inc., Clear Channel Investments, Inc. and Newport Television, LLC.

99.1	Press release dated March 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2008

CLEAR CHANNEL COMMUNICATIONS, INC.
By:	/s/ Herbert W. Hill, Jr.
Herbert W. Hill, Jr.
Sr. Vice President/Chief Accounting Officer

Exhibit Index

Exhibit No.	Document Description

2.1	Amendment No. 1 to Asset Purchase Agreement, dated March 14, 2008, by and among Clear Channel Broadcasting, Inc., Ackerley Broadcasting Operations, LLC, Ackerley Broadcasting Fresno, LLC, AK Mobile Television, Inc., Bel Meade Broadcasting, Inc., Capstar Radio Operating Company, Capstar TX Limited Partnership, CCB Texas Licenses, L.P., Central NY News, Inc., Citicasters Co., Clear Channel Broadcasting Licenses, Inc., Clear Channel Investments, Inc. and Newport Television, LLC.

99.1	Press release dated March 14, 2008.